Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 14, 2010 relating to the financial statements which appears in CurrencySharesSM Swedish Krona Trust’s Annual Report on Form 10-K for the year ended October 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Baltimore, Maryland
February 19, 2010